Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of
The Hirtle Callaghan Trust:

In planning and performing our audits of the financial statements of Value Equity Portfolio, Growth Equity
Portfolio, Small Capitalization Equity Portfolio,
International Equity Portfolio, Fixed Income Portfolio,
 Fixed Income II Portfolio, Fixed Income Opportunity
Portfolio, Short-Term Municipal Bond Portfolio and
Intermediate Term Municipal Bond Portfolio (nine separate portfolios constituting The Hirtle Callaghan
Trust, (hereinafter collectively referred to as the "Trust") as of and for the year ended June 30, 2006, in accordance with the standards of the Public Company
 Accounting Oversight Board (United States), we considered the Trusts internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control
 over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the companys ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trusts internal control
 over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States).  However, we noted no deficiencies
 in the Trusts internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2006.

This report is intended solely for the information
 and use of management and the Trustees of The
Hirtle Callaghan Trust and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


PricewaterhouseCoopers LLP
Columbus, Ohio
August 25, 2006
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